UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

Crescent Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2022, Javelin VentureCo, LLC (the “Purchaser”), a subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company”), and Crescent Energy OpCo LLC, a Delaware limited liability company and subsidiary of the Company (“OpCo”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Verdun Oil Company II LLC, a Delaware limited liability company (the “Seller”), pursuant to which the Purchaser agreed to purchase from Seller all of the issued and outstanding membership interests (the “Purchased Interests”) of Uinta AssetCo, LLC, a to-be formed Texas limited liability company which will be a wholly-owned subsidiary of the Seller (“UtahCo” and, such transactions contemplated by the Purchase Agreement, collectively, the “Transaction”). Prior to the consummation of the Transaction (the “Closing”), UtahCo will hold all exploration and production assets of and certain obligations of EP Energy E&P Company, L.P. located in the State of Utah (the “Utah Assets”).

Seller previously entered into a Membership Interest Purchase Agreement, dated as of July 26, 2021 (as amended, the “EP MIPA”) with EPE Acquisition, LLC, a Delaware limited liability company (“EP Seller”) pursuant to which Seller agreed to purchase one hundred percent (100%) of the issued and outstanding membership interests in EP Energy LLC, a Delaware limited liability company (“EP Energy” and, such purchase, the “EP Transaction”). EP Energy indirectly owns one hundred percent (100%) of the issued and outstanding general and limited partnership interests in EP Energy E&P Company, L.P., a Delaware limited partnership (“EP E&P”). Immediately after the consummation of the EP Transaction, Seller will effect (a) a conversion of EP E&P from a Delaware limited partnership to a Texas limited liability company, and thereafter (b) a divisive merger of EP E&P pursuant to Chapter 10 of the Texas Business Organizations Code, where (i) EP E&P shall survive the merger and hold all assets and liabilities of EP E&P other than the Utah Assets and (ii) UtahCo shall survive the merger and hold only the Utah Assets, and thereafter (c) a distribution to Seller of the Purchased Interests such that UtahCo becomes a wholly-owned subsidiary of Seller (together, the “EP Restructuring”). Pursuant to the Purchase Agreement, the Company will acquire one hundred percent (100%) of the Purchased Interests.

Upon closing of the Purchase Agreement, Seller will receive aggregate consideration of approximately $815,000,000 in cash and the assumption of certain hedges, subject to certain customary purchase price adjustments set forth in the Purchase Agreement. OpCo has agreed to guarantee Purchaser’s obligation to fund the purchase price at Closing.

Upon execution of the Purchase Agreement, the Company deposited with an escrow agent a cash deposit (the “Deposit”) equal to five percent (5%) of the Unadjusted Purchase Price (as defined in the Purchase Agreement) and agreed to deposit the difference between ten percent (10%) of the Unadjusted Purchase Price and the Deposit at Closing, to assure the Purchaser’s performance of its obligations thereunder and therein and to assure Seller’s performance of its closing and post-closing obligations, pursuant to an escrow agreement among the Purchaser, the Seller and the escrow agent.

The Purchase Agreement has been included with this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the transactions contemplated therein. It is not intended to provide any other factual information about the Company, the Purchaser, the Seller or the Purchased Interests. The representations, warranties, covenants and agreements contained in the Purchase Agreement, which are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Purchaser, Seller or the Purchased Interests. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Transaction is subject to customary closing conditions, including: (a) the accuracy of the representations and warranties of each party at the time of Closing, (b) compliance in all material respects by each party with its covenants, (c) the absence of any law or order prohibiting the Closing, (d) approval by the US Federal Trade Commission of the Transaction or the expiration or termination of any applicable waiting period under the HSR Act (as defined in the Purchase Agreement), and (e) the EP Transaction shall have closed and the EP Restructuring shall have occurred. The Transaction is expected to close in the first half of 2022.

The Purchase Agreement contains certain customary termination rights for the Company and Seller, including among other things, that either party may terminate the Purchase Agreement if (i) the parties mutually agree in writing, (ii) the closing has not occurred on or before June 17, 2022, (iii) the other party has breached a representation, warranty, covenant or agreement contained in the Purchase Agreement resulting in a failure of a condition set forth in the Purchase Agreement that cannot be cured by the outside date, (iv) there is an order permanently prohibiting, enjoining or restricting the consummation of the Transaction or law making the Transaction illegal, (v) if the FTC notifies either party in writing that the Company is not an acceptable purchaser of the Utah Assets, or (vi) if the EP MIPA has been validly terminated. In certain circumstances, Seller may be entitled to seek specific performance of the Purchase Agreement or alternatively elect to terminate the Purchase Agreement and receive an amount equal to five percent (5%) of the Unadjusted Purchase Price, but in no event shall Seller be entitled to the benefit of both remedies. In certain circumstances, the Purchaser may be entitled to seek specific performance or alternatively to terminate the Purchase Agreement and receive an amount equal to five percent (5%) of the Unadjusted Purchase Price, plus under certain circumstances to also sue for damages not to exceed an additional five percent (5%) of the Unadjusted Purchase Price.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 16, 2022, the Company issued a press release announcing the entry into the Purchase Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1*	Membership Interest Purchase Agreement, dated as of February 15, 2022, by and between Verdun Oil Company II LLC and Javelin VentureCo, LLC, and Crescent Energy OpCo LLC, as guarantor.

99.1	Press release, dated February 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

Forward-Looking Statements and Cautionary Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, including with respect to the Transaction. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, the ability of the parties to consummate the Transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transaction, including the ability to secure required consents and regulatory approvals in a timely manner or at all; the possibility of litigation (including related to the Transaction itself), weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts, and other uncertainties. Consequently, actual future results could differ materially from expectations. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. The Company does not give any assurance (1) that the Company will achieve its expectations or (2) concerning any result or the timing thereof. The Company assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CRGY has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

February 16, 2022	By:	/s/ Bo Shi
	Name:	Bo Shi
	Title:	General Counsel